EXHIBIT 23B

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-___) of SafeNet, Inc., pertaining to the registration of 34,765 shares of common stock of SafeNet, Inc. issuable upon the exercise of options assumed by SafeNet, Inc., that were originally issued under the MediaSentry, Inc. 2004 Equity Incentive Plan and under individual stock option grant agreements, of our report dated March 7, 2005, with respect to the consolidated financial statements and schedule of SafeNet, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2004, and our report dated April 26, 2005, with respect to SafeNet, Inc.’s management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of SafeNet, Inc. included in the Annual Report (Form 10-K/A) for the year ended December 31, 2004, both filed with Securities and Exchange Commission.

/s/ Ernst & Young LLP

Baltimore, Maryland
June 22, 2005